EXHIBIT 13

EXECUTIVE OFFICERS’ CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2005 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Alexander Anthony Arena, Chairman, William Bruce Hicks, Chief Executive Officer, and Susanna Hui Hon Hing, Chief Financial Officer, of SUNDAY Communications Limited, each certifies that, to the best of his or her knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SUNDAY Communications Limited.

Date: May 11, 2006

By:	/s/ Alexander Anthony Arena
	Name:	Alexander Anthony Arena
	Title:	Chairman

By:	/s/ William Bruce Hicks
	Name:	William Bruce Hicks
	Title:	Chief Executive Officer

By:	/s/ Susanna Hui Hon Hing
	Name:	Susanna Hui Hon Hing
	Title:	Chief Financial Officer